_________________________________________________________________________ Press Release For immediate release

Invesco to Acquire Morgan Stanley’s Retail Asset Management Business, Including Van Kampen Investments

Expands Invesco’s Ability to Provide Meaningful Investment Solutions to Retail and Institutional Clients Worldwide

Investor Relations Contact: Aaron Uhde, 404-479-2956

Media Relations Contact: Doug Kidd, 404-479-2922

Atlanta, October 19, 2009 --- Invesco Ltd. (NYSE: IVZ) announced today it has entered into a definitive agreement to acquire Morgan Stanley’s retail asset management business, including Van Kampen Investments. Through this transaction, Invesco acquires a diversified business with $119 billion in assets under management (AUM) across equity, fixed income, alternatives (including mutual funds and separate accounts) and unit investment trusts. Furthermore, Invesco’s organization will expand by approximately 650 investment, distribution and operations support professionals globally.

The transaction is valued at $1.5 billion, including cash and stock that provides Morgan Stanley a 9.4% equity interest in Invesco. Details of the transaction are described more fully below.

Consistent with Invesco’s strategic priorities, this combination will strongly benefit clients and fund shareholders of both organizations by:

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Expanding the depth and breadth of our investment strategies, which will enable Invesco to offer an even more comprehensive range of investment capabilities and vehicles to our clients around the world;

•	Enhancing our ability to serve U.S. clients by positioning Invesco among the leading U.S. asset managers by AUM, diversity of investment teams and client profile;
•	Deepening Invesco’s relationships with clients and strengthening our overall distribution capabilities; and
•	Further strengthening our position in the Japanese investment management market.

                                                                                   ______________________

                                            Invesco Ltd.

                                                                                                               Two Peachtree Pointe

                                                                                                               1555 Peachtree Street, N.E.

                                                                                                               Atlanta, GA 30309

                                                                                                               Telephone: +1 404 479 1095

“We are excited to expand the depth and breadth of our investment strategies, which will enable us to offer our clients a truly comprehensive range of investment capabilities through an expanded set of investment vehicles,” said Martin L. Flanagan, Invesco president and CEO. “This combination of talented teams from both organizations will enhance Invesco’s ability to deliver meaningful solutions to our retail and institutional clients around the world, and better position Invesco for long-term success.”

“This complementary combination fully meets Invesco’s previously stated acquisition criteria, and we believe strongly benefits our clients and shareholders,” said Loren Starr, chief financial officer of Invesco. “We expect that this transaction will be approximately 11% accretive in the first 12 months after close and have an IRR of approximately 30%.”

At closing, Invesco will have approximately 700 investment professionals, with a meaningful presence in all major markets around the world.

Terms of the transaction

Under the terms of the agreement, Invesco would acquire Morgan Stanley’s retail asset management business, including Van Kampen Investments in exchange for $1.5 billion, comprising $500 million in cash and 44.1 million shares representing $1 billion in Invesco equity.

The transaction, which has been approved by the boards of directors of both companies, is expected to close in mid-2010, subject to customary regulatory, client and fund shareholder approvals.

Conference call tomorrow at 10:00 AM ET

Marty Flanagan, Invesco president and CEO, and Loren Starr, Invesco chief financial officer, will host a conference call for members of the investment community and the media on Tuesday, October 20, 2009. Those interested in participating may listen to the conference call at 10:00 AM ET, by dialing one of the following numbers: 1-888-455-2053 for U.S. and Canadian callers and 0800-917-6808 for U.K. callers or 517-268-4676 for international callers. An audio replay of the conference call will be available until Tuesday, October 27, 2009, at 5:00 p.m. ET by calling 800-860-4710 for U.S. and Canadian callers or 203-369-3368 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

About Invesco Ltd.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

About Morgan Stanley

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services. The firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 1,200 offices in 37 countries.

About Van Kampen Investments

Van Kampen is one of the nation’s largest investment management companies, offering a broad array of open-end and closed-end mutual funds, unit investment trusts, retirement products and investment platforms. The AUM and employee data referred to in this press release are as of September 30, 2009.

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This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

                                                                                   ______________________

                                            Invesco Ltd.

                                                                                                               Two Peachtree Pointe

                                                                                                               1555 Peachtree Street, N.E.

                                                                                                               Atlanta, GA 30309

                                                                                                               Telephone: +1 404 479 1095

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